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                                CallNOW.com, INC


                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS


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                                              BALANCE AT    CHARGED TO    CHARGED                  BALANCE
                                               BEGINNING     COSTS AND    TO OTHER                AT END OF
                                               OF PERIOD     EXPENSES     ACCOUNTS   DEDUCTIONS     PERIOD
                                              ----------    ----------    --------   ----------   ---------
YEAR ENDED DECEMBER 31, 1996
Allowance for doubtful accounts
   (deducted from accounts receivable)          $ 22,000     $113,000     $    --     $ 12,000     $123,000
                                                --------     --------     -------     --------     --------

YEAR ENDED DECEMBER 31, 1997
Allowance for doubtful accounts
   (deducted from accounts receivable)          $123,000     $197,109     $    --     $313,609     $  6,500
                                                --------     --------     -------     --------     --------

YEAR ENDED DECEMBER 31, 1998
Allowance for doubtful accounts
   (deducted from accounts receivable)          $  6,500     $ 23,723     $    --     $ 24,223     $  6,000
                                                --------     --------     -------     --------     --------
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